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                           MARKSTON INTERNATIONAL, LLC

            CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

I.       INTRODUCTION

         Markston International, LLC ("Markston" or the "Firm") holds its employees to a high standard of integrity and business practice. This Code of Ethics and Insider Trading Policy and Procedures (the "Code") is intended to serve as a guide to administering and overseeing procedures relating to the personal trading practices of the Firm's personnel in accordance with the Investment Advisers Act of 1940 (the "Advisers Act") and the Investment Company Act of 1940 (the "1940 Act"), as it relates to the Firm's investment advisory business.

         Markston is an investment adviser registered under the Advisers Act, and provides investment advice to investment companies registered under the 1940 Act and other clients (together, "advisory clients"). This Code has been adopted in compliance with Section 17(j) and Rule 17j-1 of the 1940 Act and Sections 204 and 204A of the Advisers Act and the rules thereunder. This Code contains provisions reasonably necessary to prevent the Firm's employees from engaging in any act, practice, or course of business that would (1) defraud or mislead any of its clients, (2) constitute a manipulative practice, (3) lead to a conflict of interest in connection with the Securities transactions of the Firm and its employees, (4) misuse material, non-public information.

II.      APPLICABILITY

         This Code applies to all employees of Markston, as well as to Markston's members and control persons. For purpose of this Code, the term "employee" includes, but is not limited to, persons who, in the course of their regular functions or duties, participate in the process of purchasing or selling Securities, or participate in making recommendations or obtaining information for the purchase or sale of Securities, on behalf of any of the Firm's clients including investment companies.

III.     DEFINITIONS

         A. "ACCESS PERSON" means each employee of the Firm who, in connection with his or her regular functions or duties, makes, participates in, or obtains any information regarding the purchase or sale of Securities by advisory clients, including mutual funds, or whose functions relate to the making of any recommendations with respect to such purchases and sales of Securities.

         B. An "APPROVED TRADE" is a trade for which an Access Person has received prior approval ("TRADING APPROVAL") from a Firm Compliance Officer under the procedures described in this Code.
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         C.       A Security is "BEING HELD OR CONSIDERED FOR PURCHASE OR SALE"
                  at the time of an Access Person's personal trade when a recommendation to purchase or sell a Security has been made and communicated to an advisory client or, for the person making the recommendation, when that Access Person considers making the recommendation. In addition, with respect to registered investment company clients, a Security is "BEING HELD OR CONSIDERED FOR PURCHASE OR SALE" if it was held or was considered for purchase by the Firm for the investment company at any time during the 15 days before the transaction.

         D. An Access Person will be deemed to have a "BENEFICIAL INTEREST" in a Security or in an account of which the Access Person has beneficial ownership or over which the Access Person exercises investment or voting discretion. "BENEFICIAL OWNERSHIP/BENEFICIAL OWNER" means any person who has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect pecuniary interest in a Security, within the meaning of Rule 16a-l(a)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"). "PECUNIARY INTEREST" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Security. "INDIRECT PECUNIARY INTEREST" includes, but is not limited to, Securities held by members of the Access Person's immediate family who share their household, including their spouse, children and stepchildren, parents, grandparents, brothers and sisters, and in-laws. However, if an Access Person invests in shares of a registered or private investment company, including any private investment company offered by Markston and which is majority-owned by Markston and its employees but which is or soon will be offered to other qualified investors, the Access Person will not be deemed to be the Beneficial Owner of any Security held by such investment company. If an Access Person is not certain whether they have Beneficial Ownership of a particular Security or account, the Access Person should consult with the Compliance Officer.

         E. A "FIRM TRADE" is a transaction in which the Firm has entered orders for one or more advisory clients.

         F. A "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 ("Securities Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

         G. An "INITIAL PUBLIC OFFERING" means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

         H. "PERSONAL TRADE" means the purchase or sale of Securities by an Access Person for any account in which they have Beneficial Ownership, or any account, other than an account of an advisory client of the Firm, "controlled" by an Access Person. An account is "CONTROLLED" by an Access Person where that person decides what Securities transactions will be effected for the account, either by making recommendations to the account owner or by entering orders directly with


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                  the broker handling the account. At no time will a trade for an advisory client of the Firm be deemed a Personal Trade.

         I. "PURCHASE OR SALE OF A SECURITY" includes, among other things. the writing of an option to purchase or sell Securities.

         J. "SECURITY" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security or on any group or index of Securities (including any interest therein based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national Securities exchange relating to foreign currency, or generally any interest or instrument commonly known as a "Security" or any certificate of interest or participation in, temporary or interim certificate for, receipt for guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. Security does not include those Securities set forth in Section VI. A. 1. If an Access Person is not certain of whether a particular Security falls within Section VI. A. 1, the Access Person should consult with the Compliance Officer.

IV.      STANDARDS OF CONDUCT

         A. Investment-related information learned by any Firm employee during the course of carrying out Firm-related duties or in communications between Firm employees is to be kept confidential until or unless publicly available. Such information may include, but is not limited to, portfolio-related research activity, brokerage orders being placed on behalf of a client, and recommendations to purchase or sell specific Securities.

         B. Employees may not take or omit to take an action on behalf of an advisory client or cause an advisory client to take any action for the purpose of achieving a personal benefit for the employee rather than the advisory client.

         C. Employees may not use actual knowledge of a client's transactions to profit by the market effect of the client's transaction.

         D. Employees will not take unique investment opportunities which should be made available to the Firm's advisory clients for themselves or for accounts in which they have a Beneficial Interest.

         E. Employees must conduct all Personal Trades in full compliance with this Code, including all pre-authorization and reporting requirements.



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V.       RESTRICTIONS ON PERSONAL INVESTMENT AND RELATED ACTIVITIES

         A. OPENING AN ACCOUNT. Each Access Person who wishes to establish a Securities account, including any account in which the Access Person will have a Beneficial Interest must notify and obtain approval from the Firm's Compliance Officer before opening the account.

         B. GENERAL TRADING PROHIBITIONS. An Access Person may not buy or sell a Security for an account in which he has a Beneficial Interest (i) when the Security is being considered for purchase or sale on behalf of an advisory client, (ii) on any day a Firm Trade in that Security or a related Security is being made or is pending, until that Firm Trade is executed or withdrawn, (iii) during the seven days before or following a Firm Trade in that Security, or (iv) with respect to registered investment company clients only, at any time during the 15 days before the transaction if the Security was held or considered for purchase by the Firm for the registered investment company. In addition, if the Firm otherwise anticipates trading in the Security, the Personal Trade may be denied.

         C. INITIAL PUBLIC OFFERINGS. An Access Person may not acquire a direct or indirect beneficial interest in securities offered in an initial public offering without prior written approval by the Compliance Officer. The Compliance Officer will maintain a record of such authorization and the reasons for such authorization.

         D. LIMITED OFFERINGS. An Access Person may not acquire a direct or indirect beneficial interest in securities offered in a Limited Offering without prior written approval by the Compliance Officer. The Compliance Officer will give permission only after considering, among other factors, whether the investment opportunity should be reserved for advisory clients and whether the opportunity is being offered to the person by virtue of the person's position as an investment adviser. If a Limited Offering transaction is permitted, the Compliance Officer will maintain a record of such approval and the reasons for such approval. Access Persons who have acquired securities in a Limited Offering are required to immediately disclose that investment to the Compliance Officer if they participate in any subsequent consideration of an investment in the issuer by an advisory client, and the decision to purchase securities of the issuer for an advisory client must be subject to independent review by other Firm investment personnel with no personal interest in the issuer. Markston may make a Limited Offering of shares in private investment companies to qualified investors, including Markston employees and control persons. This procedure must be followed by Access Persons who wish to invest in shares of such a private investment company; however, such a private investment company will be treated on an equal basis with all other Markston clients and may, subject to Markston's fiduciary duty and trade allocation procedures, trade without regard to this or any other trading prohibition in this Code.

         E. TRADING APPROVALS. Each Access Person who wishes to purchase or sell a Security or trade in an account in which the Access Person has a beneficial



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                  interest, must notify and obtain prior approval from the
                  Firm's Compliance Officer before effecting the trade.

                  1. Approval is to be requested by submitting a form entitled "Buy or Sell Order for Markston Employee's Personal Account," in the form of Exhibit A attached, to the Compliance Officer and then to the Firm's Trading Desk.

                  2. Approvals will be granted at the discretion of the Firm's Compliance Officer. If the Compliance Officer approves the trade, the Firm's Trading Desk must also review the trade, before approval, by reviewing outstanding orders. The Trading Desk will not approve a trade in a Security if that Security (i) has been traded that day or (ii) is subject to any outstanding orders, unless the Compliance Officer is aware of those trades or outstanding orders and still approves the trade. If the trade is nevertheless approved, the Compliance Officer will write an explanatory memo to the Firm's files.

                  3. Any trading approval is effective for one business day only, unless explicitly provided for otherwise or extended in writing by the Firm's Compliance Officer. Therefore, Access Persons must effect trades by the close of business on the same day approval is received.

         F. FIRM TRADE OCCURRING AFTER APPROVED ACCESS PERSON TRADE. If the Firm enters, an order for a Security within seven days after an Access Person has effected an approved trade, the Compliance Officer will discuss the trade with the Access Person. Depending on the circumstances, that Compliance Officer may, for example:

                  1. Reverse the trade or require the Access Person to disgorge the profits of the trade (a) if it appears that the Access Person may have had advance information concerning the Firm's trade, or (b) to avoid the appearance of impropriety; or

                  2. Allow the trade if circumstances justify such action. If the trade is approved, the Compliance Officer will write an explanatory memo to the Firm's files.

         G. POST-TRADE MONITORING. Pursuant to Section VIII. B., each Access Person shall arrange for duplicate confirmations and monthly statements to be sent to the Firm's Compliance Officer for all accounts in which the Access Person has a Beneficial Interest. After execution of each Approved Trade under this Section, the Compliance Officer shall cross-reference each confirmation received with the applicable Trading Approval. Copies of all duplicate confirmations and statements and Buy or Sell Orders for Markston Employee's Personal Account (with Trading Approvals) shall be kept for each Access Person. The Compliance Officer shall review those records at least annually to determine if there are any



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                  trading patterns or series of transactions which indicate
                  possible violations of this Code. The Compliance Officer will be responsible for reporting any material violations of this Code to the Firm, as well as to the board of directors/trustees, as appropriate, of any relevant advisory client.

         H. TRADING BY RESEARCH ANALYSTS. The Firm's research analysts and portfolio managers may not trade, for any account or accounts in which they have a beneficial interest, in any Security they are considering recommending for a Firm Trade. The Compliance Officer may grant exceptions in advance of trades as deemed appropriate under this Code.

         I. OUTSIDE DIRECTORSHIPS. Firm Access Persons may not serve on the boards of directors of publicly traded companies unless
                  (i) the Firm's manager grants prior authorization and (ii) a mechanism such as a "Chinese Wall" is established and maintained to prevent the flow of information from the Access Person serving on the board to the Access Persons making investment decisions on behalf of the Firm's clients.

         J. HOLDING PERIOD. Firm Access Persons must hold Securities that are subject to this Code for at least one day.

VI.      EXCEPTIONS

         A.       The provisions of Section V. do not apply to:

                  1. Purchases or sales of Securities issued by the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, money market instruments, high-quality, short-term debt, and shares of registered open-end investment companies.

                  2. Purchases or sales of Securities that are non-volitional on the part of the Access Person.

                  3. Purchases that are part of an automatic dividend reinvestment plan.

                  4. Purchases effected by the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired from the issuer, and the later sale of those rights.

                  5. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.

                  6. Transactions involving no more than 1000 shares of an equity security or $50,000 face amount of a debt security and provided that the equity security comprises part of a broad-based, publicly traded market basket or index of stocks (such as Standard & Poor's 500 Index ), approved for



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                           trading by the appropriate regulatory authority, or
                           has a market capitalization at the time of the transaction of at least $1 billion, or the issuer of the debt security has at least $100,000,000 in debt securities of the same general type and quality then outstanding and not in default.

         B. The provisions of Section V. B., V. C. and V. D. do not apply to transactions, regardless of size or issuer, which have been pre-cleared in writing by the Compliance Officer, based on circumstances where the Compliance Officer finds that permitting the transaction is appropriate and consistent with the purposes and policies of this Code, is not in conflict with the interests of the Firm or advisory clients of the Firm, and is in compliance with applicable law.

         C. The Firm's Compliance Officer may exercise discretion to approve a trade if, for example it appears that:

                  1.       The potential harm to the Firm's clients is remote.

                  2. The trade is unlikely to affect a large capitalization stock or a highly institutional market.

                  3. The trade is clearly not related economically to Securities to be purchased, sold or held by any of the Firm's clients.

                  4. A Firm trade is being made in a Security only to size-up or size-down an account (due to deposits and/or withdrawals), if the trade is deemed immaterial considering all relevant facts.

VII.     INSIDER TRADING POLICY AND PROCEDURES

         A. The Firm forbids any manager, member, Access Person or other employee from trading, either for his or their personal account or on behalf of others (including mutual funds and private accounts managed by the Firm), while in possession of material nonpublic information, or communicating material nonpublic information to others in violation of the law. This prohibited conduct is often referred to as "insider trading."

         B. As a general guide for Firm Access Persons and to provide assistance in understanding and in complying with Section V11. A., "insider trading" is described below.

                  1.       WHAT IS MATERIAL INFORMATION?

                           Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information the disclosure of which will have a substantial effect on the price of a company's Securities. There is no simple "bright line" test to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.



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                           For this reason, you should direct any questions
                           about whether information is material to the Firm's Compliance Officer.

                           Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates. significant merger or acquisition proposals or agreements, major litigation. liquidation problems, and extraordinary management developments,

                           Material information also may relate to the market for a company's Securities. Information about a significant order to buy or all Securities may, in some contexts, be deemed material. Similarly, prepublication information concerning reports in the financial press also may be material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who used prepublication information about the WALL STREET JOURNAL's Heard on the Street column.

                  2.       WHAT IS NONPUBLIC INFORMATION?

                           Information is "public" when it has been, disseminated broadly to investors in the marketplace. Tangible evidence of dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape," the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

                  3.       IDENTIFYING INSIDE INFORMATION

                           Before executing any trade for yourself or others, including registered investment companies or other accounts managed by Markston. You must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

                           (a) Report the information and proposed trade immediately to the Firm's Compliance Officer.

                           (b) Do not purchase or sell the Securities on behalf of yourself or others, including registered investment companies or other accounts managed by Markston.

                           (c) Do not communicate the information inside or outside Markston, other than to the Compliance Officer and/or Markston's outside counsel.


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                           (d)      After the Compliance Officer has reviewed
                                    the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm should take.

                           You should consult with the Compliance Officer before taking any action. This degree of caution will protect you, our clients and the firm.

                  4.       CONTACTS WITH PUBLIC COMPANIES

                           For Markston, contacts with public companies represent an important part of our research efforts. Markston may make investment decisions on the basis of its conclusions formed through such contacts and analysis of publicly available information. However, difficult legal issues arise when, in the course of these contacts, a Markston Access Person. or others subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company's chief financial officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, Markston must make a judgment as to its further conduct, To protect yourself, our clients and the Firm, you should contact the Firm's Compliance Officer immediately if you believe that you may have received material, nonpublic information.

                  5.       TENDER OFFERS

                           Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information concerning a tender offer received from the tender offer, the target company or anyone acting on behalf of either of them. Markston Access Persons and others subject to this Code should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

         C.       PENALTIES FOR INSIDER TRADING

         Penalties for insider trading can be severe, both for the individuals involved and their employers. A person can be subject to some or all of the penalties listed below even if he or she does not personally benefit from the violation. Penalties include:

                  1.       jail sentences,

                  2.       civil injunctions;

                  3.       treble damages;


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                  4        disgorgement of profits;

                  5. tines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

                  6. fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

VIII.    REPORTING

         A. INITIAL HOLDINGS AND ACCOUNTS REPORT. Within 10 calendar days of becoming an Access Person or being hired by the Firm as an Access Person, each Access Person must submit to the Compliance Officer

                  (i) a dated acknowledgment that the Access Person has read, understands, and intends to comply with this Code,

                  (ii) a list of all securities, brokerage or commodities accounts in which any security was held for the direct or indirect benefit of the Access Person as of the date of employment as an Access Person , including the name of any broker, dealer or bank maintaining such account,

                  (iii) a representation that the Access Person will direct brokers, dealers and banks to forward, on a timely basis, duplicate statements and confirmations of all Personal Trades to the Firm Compliance Officer, and

                  (iv) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Interest when the person became an Access Person.

                  The acknowledgment form for new Access Persons, as well as a form letter to be completed and signed by the new Access Person are attached as Exhibit B. Subsequent to employment, each Access Person shall notify the Compliance Officer immediately and in writing of any new securities or commodities accounts. The Access Person is responsible for reporting Securities transactions in such accounts to the Compliance Officer in accordance with this Code. Each Access Person also is responsible for pre-clearing all Personal Trades before the transaction is executed, through the Buy or Sell Order for Markston Employee's Personal Account Form (Exhibit A).

         B. QUARTERLY REPORTING REQUIREMENTS. No later than ten days after the end of the calendar quarter, each Access Person must report, with respect to any Personal Trades in any Securities in which the Access Person had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership, to the Compliance Officer the following information:


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                  (i)      the date of the transaction, the title and number of
                           shares, and the principal amount of each Security involved;

                  (ii) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                  (iii)    the price at which the transaction was effected; and

                  (iv) the name of the broker, dealer, or bank with or through which the transaction was effected.

                  No order for a securities transaction for which pre-authorization is required may be placed prior to the receipt of written authorization of the transaction showing the date of the authorization by the Compliance Officer.

         C. ANNUAL REPORTING REQUIREMENTS. Every Access Person will be required to furnish the following information (which information must be current as of a date no more than 30 days before the report is submitted) within 10 calendar days following December 31 of that calendar year:

                  (i) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

                  (ii) the name of any broker, dealer or bank maintaining an account in which any Security was held for the direct or indirect benefit of the Access Person;

                  (iii) the date the report is submitted to the Compliance Officer; and

                  (iv) An "Annual Acknowledgment Form" (see Exhibit C), which includes representations by the Access Person concerning compliance with the Code in the previous year, intent to comply with the Code in the current year and provides for the reporting of any Security, account or Personal Trade not otherwise reported.

         D. As described in Section V., Access Persons will report on cash Securities transactions by submitting their Buy or Sell Order for Markston Employee's Personal Account Form, with all required approvals to the Compliance Officer.

         E. DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report submitted by an Access Person in accordance with this Code will not be construed as an admission by that person that he or she has any direct or indirect Beneficial Ownership in any Security or account to which the report relates. The existence of any report will not by itself be construed as an admission that any event included in the report is a violation of this code.

         F. ANNUAL REPORTING REQUIREMENT OF FIRM. Annually, the Firm will furnish to the board of directors of the Firm's investment company advisory clients a written report that:


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                  (i)      Describes any issues arising under the Code or
                           procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

                  (ii) Certifies that the Firm has adopted procedures reasonably necessary to prevent employees from violating the Code.

IX.      SANCTIONS

         A. If any Access Person fails to comply with the provisions of this Code or of applicable Securities laws, the Compliance Officer may impose, or recommend that the Firm impose, appropriate sanctions, including dismissal.

         B. Consistent with the statement of the Securities and Exchange Commission in connection with its adoption of Rule 17j-1 of the 1940 Act, violations of this Code are not to be construed as per se violations of the law.


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                                    EXHIBIT A
                                BUY OR SELL ORDER
                    FOR MARKSTON EMPLOYEE'S PERSONAL ACCOUNT



PLEASE                                   BUY                                    SELL




__________________________________ SHARES OF        __________________________________ AT             ________________
   (AMOUNT)                                               (NAME OF ISSUE/TICKER)                           (PRICE)




For the following account:



NAME OF ACCOUNT:  ___________________________________________________

BROKERAGE FIRM:   ___________________________________________________

ACCOUNT NUMBER:   ___________________________________________________



My signature below attests that in placing this order I am not seeking to use or take personal advantage of any investment recommendations, decisions or programs of Markston International, LLC, and, to the best of my knowledge and belief, the execution of this order will not have an adverse effect on any account managed by Markston International, LLC.




___________________________             ________________________________________
Date                                         (Signature of Access Person)

                                    EXHIBIT B

                           MARKSTON INTERNATIONAL, LLC
            CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

                   ACKNOWLEDGMENT FORM FOR NEW ACCESS PERSONS



1. I certify that I have read and am familiar with Markston International, LLC Code of Ethics and Insider Trading Policy and Procedures (the "Code").

2. I represent that I will comply with the Code at all times during the current calendar year, subsequent to the date hereof.

3. I will disclose, report and confirm all holdings and transactions required to be disclosed, reported or confirmed under the Code. I will authorize duplicate statements and confirms for all accounts in which I have a beneficial interest to be sent to the Compliance Officer. I have forwarded the attached letter to all appropriate parties to authorize such reporting.

4. All accounts in which I have a beneficial interest, as defined in the Code, including any and all accounts over which I exercise trading discretion, are listed below.

5. If any new accounts in which I will have a beneficial interest are opened in the future, I will notify the Firm and I will authorize duplicate statements and confirms for those accounts to be sent to the Firm.



NAME (PRINT):  ________________________________________________________

POSITION:      ________________________________________________________

SIGNATURE:     ________________________________________________________

DATE:          ________________________________________________________

                                    EXHIBIT B

List of all accounts in which  _____________________  has a beneficial interest
                                       NAME



as of                    ______________(Attach additional sheets, if necessary)




Account Title:   ______________________________________________________

Broker Dealer:   ______________________________________________________

Account Number:  ______________________________________________________



Account Title:   ______________________________________________________

Broker Dealer:   ______________________________________________________

Account Number:  ______________________________________________________



Account Title:   ______________________________________________________

Broker Dealer:   ______________________________________________________

Account Number:  ______________________________________________________



Account Title:   ______________________________________________________

Broker Dealer:   ______________________________________________________

Account Number:  ______________________________________________________

                                    EXHIBIT B

Name of Contact      __________________________________________________

Name of Firm         __________________________________________________

Address/Fax Number   __________________________________________________


This letter shall authorize you to send duplicate account statements and duplicate trade confirmations for all activity in the accounts below to:

                                    MARKSTON INTERNATIONAL, LLC
                                    50 MAIN STREET
                                    WHITE PLAINS, NEW YORK  10606
                                    ATTENTION:



Sincerely,


___________________________________
Name:


                                            ___________________________________
                                            Name of Account


                                            ___________________________________
                                            Account Number


                                            ___________________________________
                                            Name of Account


                                            ___________________________________
                                            Account Number


                                            ___________________________________
                                            Name of Account


                                            ___________________________________
                                            Account Number

                                    EXHIBIT C

                           MARKSTON INTERNATIONAL, LLC
            CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

                           ANNUAL ACKNOWLEDGMENT FORM



Unless otherwise noted below:

1. I certify that I have read and am familiar with Markston International, LLC Code of Ethics and Insider Trading Policy and Procedures (the "Code").

2. I represent that I will comply with the Code at all times during the current calendar year, and will comply with the Code during the current calendar year.

3. I have, during the previous calendar year, disclosed and confirmed all holdings and transactions required to be disclosed or confirmed under the Code.

4. I have, during the previous calendar year, disclosed and confirmed all accounts in which I have a beneficial interest, as defined in the Code, including any and all accounts over which I exercise trading discretion, and reported all Securities transactions required to be reported under the Code. A list of such accounts is attached.

5. If any new accounts in which have a beneficial interest were opened during the previous year, I notified the Firm and I authorized duplicate statements, confirms and monthly statements for those accounts to be sent to the Firm.



NAME (PRINT):  ___________________________________________________

POSITION:      ___________________________________________________

SIGNATURE:     ___________________________________________________

DATE:          ___________________________________________________



Exceptions:

Item Number                              Explanation

                                    EXHIBIT C

List of all accounts in which  _____________________  has a beneficial interest
                                       NAME



as of                    ______________(Attach additional sheets, if necessary)




Account Title:   ______________________________________________________

Broker Dealer:   ______________________________________________________

Account Number:  ______________________________________________________



Account Title:   ______________________________________________________

Broker Dealer:   ______________________________________________________

Account Number:  ______________________________________________________



Account Title:   ______________________________________________________

Broker Dealer:   ______________________________________________________

Account Number:  ______________________________________________________



Account Title:   ______________________________________________________

Broker Dealer:   ______________________________________________________

Account Number:  ______________________________________________________


                                       6